                United States Securities and Exchange Commission

                             Washington, D.C. 20549

                                   Form SB-2/A

             Registration Statement Under The Securities Act Of 1933

                                   Amendment 5

                             HeavenExpress.com, Inc.
                 (Name of small business issuer in our charter)

                                     Florida
         (State or other jurisdiction of incorporation or organization)

              7299                               65-0974212
    (Primary standard industrial             (I.R.S. Employer
       classification code                  Identification No.)
             number)

               6901 NW 32nd Avenue, Fort Lauderdale, Florida 33309
                                 (954) 971-0179

          (Address and telephone number of principal executive offices)

                                 Saundra Sharpe
               6901 NW 32nd Avenue, Fort Lauderdale, Florida 33309
                                 (954) 971-0179
               (Name, address and telephone of agent for service)

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this registration statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

   If this  Form is a  post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act of  1933, check the following box and list the
Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act of 1933, check the following  box and list the  Securities

   Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION  FEE (1)

   Title of class of               Proposed maximum                 Amount of
securities to be registered    aggregate  offering  price       Registration Fee

Common Stock,
par value of $.001 per share           $ -2740                       $0

Total  Registration  Fee                                             $0

(1)    Estimated  solely for the purpose of calculating the registration fee.

         We amend this registration statement as may be necessary to delay our effective date. We will file no further amendments when we file an amendment specifically stating that this registration statement shall thereafter become effective in accordance with Securities Act, Section 8(a) or the Commission determines, in accordance with the same Securities Act section, that information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the
Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the  solicitation of an offer to buy.
There shall not be any sale of these securities in any  state in which  such offer, solicitation or sale would be unlawful prior to registration or registration or qualification under the securities laws of any such state.

                             HeavenExpress.com, Inc.
                         274,000 shares of Common Stock

         This prospectus relates to the offer and sale by the shareholders selling 274,000 shares of our common stock in this offering.

         The securities will be offered for a period of twenty-four months from the effective date. The offering period  will commence upon the effectiveness of the registration statement of which this prospectus is a part.

         The securities offered in this  prospectus are not listed on any national securities exchange or the NASDAQ stock market.

         These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "risk factors" beginning on page 6.

         Neither the Securities and Exchange Commission or any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed.
We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities  and it is not soliciting  an offer to buy these securities in any state where the offer or sale is not permitted.

         The date of this  preliminary prospectus is April 26, 2001.

                                TABLE OF CONTENTS

Part I - Information Required in the Prospectus

   We may be unable to continue as a going concern that subjects us to risk of being unable to continue in business and loss of your entire investment. ................................................6

   We are a development stage company in the business of marketing memorial products and services via the Internet and we have no operating history; accordingly, you will be unable to evaluate whether our Internet based memorial business will be successful....6

   Because our management has no experience in the memorial business or in marketing products via the Internet, we may be unable to develop profitable operations......................................7

   Our management currently devotes limited time to our business and may continue to do so in future, which may negatively impact upon our plan of operations, implementation of our business plan and our potential profitability....................................7

   Even if we are successful in obtaining funding for our operations, the nominal amount that we may receive may be inadequate to implement our plan of operations or our business plan, in which case you will lose your entire  investment.........................7

   We have substantial current and long-term capital requirements;
   if we fail to obtain additional financing to conduct our
   operations, we may be unable to continue in business and you will lose your entire investment. .................................8

   Because we have no contracts or arrangements with third party suppliers or manufacturers we now have no methods of obtaining revenue through the sale of memorial-based products; if we fail to establish these contracts or arrangements in the future, our operations will be negatively impacted or never commence. .........8

   We have never been profitable; we may never become profitable which  subjects you to the risk of loss on your investment.........8

   Because we  have not formulated a marketing plan for the sale of our products and services,  our business may  never  become profitable. .......................................................9

   Because we have not developed our website, we may never develop our operations to become profitable. ..............................9

   Because there is no public market for our common stock, you may be unable to sell you investment in our common stock. .............9

14.Disclosure of Commission Position/Indemnification for Securities Act

23.Changes in and Disagreements with Accountants on Accounting and
   Financial Disclosure....................................................36

Part II  - Information Not Required in Prospectus

Summary Information And Risk Factors
------------------------------------

Prospectus Summary
------------------

Our Company.

         We were incorporated in the State of Florida on December 8, 1999. Our
principal executive offices are located at 6901 NW 32nd Avenue, Fort Lauderdale,
Florida 33309. Our telephone number is (954) 971-0179. We are authorized to issue common stock and preferred stock.

Our Business.

         We now have no operations. We plan to develop a website that markets products and offers services and information in the memorial/funeral area. The information that we expect will be available on our website will include cemetery information and plot maps, memorial property surveys, and funeral home services directory. We expect that our memorial and funeral products will include burial vaults, burial garments, cemetery interment rights, and stone and bronze memorials. We anticipate that our website services will supply information on selection of memorial service providers, linking Internet visitors to them, and facilitating memorial arrangements through these service providers. Currently, we have no website and have not undertaken any website development. We plan to establish our website operational by July 2001. In addition, we have not determined what specific brand products we will market on our website or what specific information and services we will offer through our website.

The Offering.

         As of April 26, 2001 we had 2,029,000 shares of our common stock outstanding. We are registering 274,000 shares of our common stock in this offering, which is comprised entirely of securities offered by our shareholders.
Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities by our shareholders. Our shareholders selling their shares in this offering may offer their shares at any negotiated price.

Financial Summary Information
-----------------------------

         The information set forth below has been selected from our financial statements. This information should be read in conjunction with, and is qualified in its entirety by reference to the financial statements, including the notes thereto, included elsewhere in this memorandum.
------------------------     ---------------------------------------------------

                                                             Period from            For the years
Statement of Operations                             Inception (December 8, 1999)       ended
                                                    to December 31, 2000           December 31, 2000
Net
Sales                                                             $       0                  0

Cost
of Sales                                                          $       0                  0

Gross
profit                                                            $       0                  0

Operating expenses                                                $  17,300             55,792

Income (loss) from operations                                     $ (17,300)           (55,792)

Other expense, net                                                $       0                  0

Net income (loss)                                                 $ (17,300)           (55,792)

Net income per common share                                       $   (.017)             (.034)

                                                               Period from            For the years
Balance Sheet                                       Inception (December 8, 1999)        ended
                                                        to December 31, 1999        December 31, 2000

Total current assets                                              $   1,350                 40

Other assets                                                      $       0                  0

Total Assets                                                      $   1,350                 40

Current liabilities                                               $  13,700             18,182

Due to stockholder/officer                                        $  12,500             16,207

Due to related party                                              $       0                  0

Total liabilities                                                 $  13,700             18,182

Stockholders equity (deficiency)                                 ($  12,350)           (18,142)

Total liabilities and stockholder equity                          $   1,350                 40

Risk  Factors
-------------

         An investment in the shares of common stock offered in this prospectus involves a high degree of risk. There can be no assurance that we will ever develop operations, generate revenues or ever make a profit.

We may be unable to continue as a going concern that subjects us to the risk of being unable to continue in business and loss of your entire investment.
         Because we have losses and a net capital deficiency, there is substantial doubt regarding our ability to continue as a going concern. We incurred net losses of $55,792 and $17,300 for the year ended December 31, 2000 and the period from our inception of December 8, 1999 to December 31, 1999, respectively. During the period from our inception of December 8, 1999 to
December 31, 2000 , we incurred cumulative net losses of  $73,092. Our total liabilities exceeded our assets by $ 18,142. As a result, we have a negative working capital and a deficiency in assets.  These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is  dependent upon our ability to obtain financing, successfully implement our business plan and attain profitability. We may be unable to continue in business and you may lose your entire investment, if we fail to implement our business plan or successfully overcome the risks we face in our business.

We are a development stage company in the business of marketing memorial products and services via the Internet and we have no operating history;
accordingly, you will be unable to evaluate whether our Internet based memorial business will be successful.
         From our inception in December, 1999 until present, we had no operations, revenues or profits. Accordingly, we may experience many of the problems associated with a business in its developmental stages, including operational delays and inordinate development expenses. Because we are a development stage business, we may never develop successful operations. You must consider the risks and difficulties frequently encountered by development stage companies in the business of marketing memorial products , which have limited operating histories, including:

        o  Whether we will be able to grow our business at all, and if so, whether we can manage that growth;

        o  Whether we are able to anticipate and adapt to a developing Internet based memorial business;

        o  Whether the public  will accept our business model of selling memorial products or services via the Internet;

        o  Because prospective customers will be unable to physically examine our products, whether they will accept our website as an appropriate avenue to sell our products;

        o  Whether the public will accept the impersonal nature of our memorial based business, namely selling memorial products and services via a website; and

        o  Whether we will be able to secure financing to execute our business plan.

          Because significant up-front expenditures, including designing and providing website content, establishing revenue sources and designing a package of customer services and other expenses are required to develop and expand our

Internet-based memorial business, we anticipate we may incur losses until revenues are sufficient to cover our operating costs. Future losses are likely before our operations become profitable. As a result of our limited operating history, you will have no basis upon which to accurately forecast our:

        o  Total revenues;
        o  Gross and operating margins; and
        o  Labor costs

          Accordingly, you have no basis upon which to judge our ability to develop our business, you will be unable to forecast our future growth and you will be unable to evaluate whether our Internet based memorial business will be successful.

Because our management has no experience in the memorial business or in marketing products via the Internet, we may be unable to develop profitable operations.
          Our management has no experience operating or managing a memorial-
based business. Our management has no experience retailing merchandise over the
Internet. Unless management has the financial resources to hire qualified
Internet consultants, as well as marketing and merchandising professionals, the presentation, marketing, transactional, and technical aspects of our memorial based website and business may suffer, in which case we may be unable to develop profitable operations.

Our management currently devotes limited time to our business and may continue to do so in future, which may negatively impact upon our plan of operations, implementation of our business plan and our potential profitability
          We currently have no full-time employees. Our president and director,
Saundra Sharpe, now spends approximately between 15 to 20 hours per week to implement our plan of operations. Our other director, Charles Scheuerman, spends approximately between 5 to 10 hours per week on our business affairs. Ms. Sharpe and Mr. Scheuerman may continue to spend limited time on our business in the future. Ms. Sharpe is involved in other business activities, including her activities as an associate for Prepaid Legal Services. Although Mr. Scheuerman
is not currently involved in any other business activities, he may do so in the future. Because our management is and may be in the future involved in other business activities, they may not devote adequate attention to our business affairs. The amount of time management currently devotes to our business activities as well as in the future may be inadequate and thus may negatively impact upon our ability to implement our business plan and may negatively impact our potential profitability.

Even if we are successful in obtaining adequate funding for our operations, we may be unable to implement our plan of operations or our business plan, in which case you will likely lose your entire investment.
          Implementation of our plan of operations is dependent upon receiving funding. The only possible source of funding we now have available consists of possible loans from our president. There are no assurances that our president will be able to provide financing to us. Even if our President, is financially able to provide financing to us, she is under no obligation to do so.
Accordingly, we may have to seek financing from outside sources. Because we are a development stage company with no operations and a poor financial condition, financial institutions or investors may be reluctant to provide us with financing. Accordingly, we may only receive a minimal amount of our desired financing which would be inadequate to implement our plan of operations or our business plan and you would likely lose your entire investment.

We have substantial current and long-term capital requirements; if we fail to obtain additional financing to conduct our operations, we may be unable to continue in business and you will lose your entire investment.
          We now have no means of generating revenue and we have little funds by which to continue our operations, once commenced. As of December 31, 2000 we had only $40 in cash assets to fund our operations, which is insufficient to complete our business plan. We plan to fund our activities through interest free loans from our President. However, our president is under no obligation to provide these loans and there is no assurance that even if such loans are made they will be sufficient to sustain our needs over the next twelve months.
Accordingly, we may need additional financing through traditional bank financing or a debt or equity offering, which is subject to the following risks:

o  There can be no assurance that such financing will be available on commercially reasonable terms or that a financial institution will extend financing to us;

o  If future financing is not available, when needed, we may be forced to cease our operations;

o  Additional financing may result in dilution to existing and  future equity holders; and

o  If we issue debt instruments, we will be subject to increased debt obligations that will impose a greater financial strain upon our  operations.

If we are unable to obtain needed financing, we will have to curtail or cease our operations, which will negatively impact the value of your investment.

Because we have no contracts or arrangements with third party suppliers or manufacturers we now have no methods of obtaining revenue through the sale of memorial-based products; if we fail to establish these contracts or arrangements in the future, our operations will be negatively impacted or never commence.
          Our business model and operations are heavily reliant upon third party manufacturers or suppliers; however, we do not now have any contracts with third party suppliers or manufacturers that will advertise their products to be developed via our website. If we fail to adequately establish contracts with third party suppliers or manufacturers of memorial products, we may be unable to sufficiently develop a product line that is appealing to consumers. Because we now are unable to meet the financial performance or guarantees required by certain parties, we may be unable to obtain products from third party suppliers or manufacturers. In addition, our personnel may not be equipped or have sufficient training to secure contracts with third party suppliers or manufacturers. Moreover, our business is dependent upon commission-based alliances or agreements; however, suppliers or manufacturers of memorial based products and services may be unwilling to enter into commission based alliances or agreements that we wish to enter into. Accordingly, if we fail to develop relationships with third party suppliers or manufacturers, our operations will be negatively impacted or never commence.

We have never been profitable; we may never become profitable which subjects you to the risk of loss on your  investment.
          We have incurred $55,792 of losses for the period ended December 31,
2000. As we attempt to establish our website and secure third party suppliers and manufacturers and advertise for our products and services, we will be subject to inordinate expenses. These expenses may lead to additional losses.

In addition, after we establish our website, we will be subject to additional expenses as we expand our marketing efforts pertaining to existing products which may lead to additional losses. There are no assurances that we will achieve or sustain profitability in the future.

Because we have not formulated a marketing plan for the sale of our products and services, our business may never become profitable.
         We anticipate that we will seek  market  penetration  through:
                  o  Print and E-mail advertising;
                  o  The convenience our service offers to consumers;
                  o  Offering  competitive pricing to our prospective customers;
                     and
                  o  Offering a diversity of product and service to our
                     prospective customers.

         Despite these preliminary marketing plans, we have not formulated any specific plans to implement these broad marketing objectives. If we fail to develop these specific plans, we will be unsuccessful in generating any revenues from the prospective sale of our products and services.

Because we have not developed our website, we may never develop our operations to become profitable.
         We plan to design a website that features:
                  o  Cemetery information;
                  o  Plot maps;
                  o  Surveys of memorial properties;
                  o  Directory of funeral homes services;
                  o  Locations of burial plots according to geographic location;
                     and
                  o  Sale of related memorial products and merchandise,
                     including:
                     o  Burial vaults;
                     o  Garments;
                     o  Cemetery interment rights; and
                     o  Stone and bronze memorials.

          There are no assurances that we will be successful in designing our website or establishing relationships with third party suppliers to make our website fully operational.

Because there is no public market for our common stock, you may be unable to sell you investment in our common stock.
          There is no established public trading market or maker for our securities. There can be no assurance that a market for our common stock will be established or, that if established, a market will be sustained. Therefore, if you purchase or have already purchased our common stock, you may be unable to sell it. Accordingly, you should be able to bear the financial risk of losing your entire investment.

          This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including those set forth under "RISK FACTORS" and elsewhere in this prospectus.

Use Of Proceeds
---------------

          Not Applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

Determination  Of Offering  Price
---------------------------------

          Not Applicable. The selling security holders will be able to determine the price at which they sell their securities.

Dilution
--------

          Not Applicable. We are not registering any unissued shares in this registration statement.

Selling  Security  Holders
--------------------------

          Our shareholders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of our shareholders named below, and therefore, no accurate forecast can be made as to the number of securities that will be held by these shareholders upon termination of this offering. The table indicates that all the securities will be available for resale after the effective date. We believe that our shareholders listed in the table have sole voting and investment powers regarding the securities indicated.
We will not receive any proceeds from the sale of the securities. The following shareholders have had a material relationship with us within the past three years: Brenda Hamilton received shares as compensation for legal services rendered. Derek Sharpe is the son of our sole officer and director, Saundra
Sharpe, and received his shares as a gift from Saundra Sharpe. Saundra Sharpe was issued the shares in connection with her role as our president and founder.

                                                    Amount      Amount to
                  Beneficially    Beneficially      to be       Percentage Owned
Name              Relationship    Owned Prior to    Offered     Before/After
                  With  Issuer    Offering                      Offering

Asare, Peter          None          1000            1000            0.1% /  0.0%
Baity,  Barbara       None          1000            1000            0.1% /  0.0%
Baity,  Vernon        None          1000            1000            0.1% /  0.0%
Bass,  Bettie Jean    None          1000            1000            0.1% /  0.0%
Blatnick,  Frank      None          1000            1000            0.1% /  0.0%
Bristol,  Tara        None          1000            1000            0.1% /  0.0%
Carter,  Darlene      None          1000            1000            0.1% /  0.0%
Carter,  Ernest       None          1000            1000            0.1% /  0.0%
Chavez,  Jasmine      None          1000            1000            0.1% /  0.0%
Craig, Sandra         None          1000            1000            0.1% /  0.0%
Espinoza,  Cynthia    None          1000            1000            0.1% /  0.0%
Grant,  Basmajian     None          1000            1000            0.1% /  0.0%
Hamilton, Brenda     Counsel to   49,000          49,000            2.4% /  0.0%
                     HeavenExpress.com
Johnson,  Veronica    None           1000           1000            0.1% /  0.0%
Litmanowicz, Morris   None           1000           1000            0.1% /  0.0%
Majoz, Karen          None           1000           1000            0.1% /  0.0%
Miller,  Gregory      None           1000           1000            0.1% /  0.0%
Miller III,  Gregory  None           1000           1000            0.1% /  0.0%
Monack,  Thomas       None           1000           1000            0.1% /  0.0%
Moore,  Yolanda       None           1000           1000            0.1% /  0.0%
Olah, Roberta         None           1000           1000            0.1% /  0.0%
Paradiso, Don         None           2000           2000            0.1% /  0.0%
Price,  Samuel        None           1000           1000            0.1% /  0.0%
Quin, Kevin           None           1000           1000            0.1% /  0.0%

                                       10

Salem,  Sam           None           1000           1000            0.1% /  0.0%
Sharpe,  Derek        Son of
                      Saundra Sharpe 1000           1000            0.1% /  0.0%
Sharpe,Saundra        President,
                      Director &
                      Founder     950,000        195,000              47%  / 37%
Shim-Price, Marvia    None           1000           1000             0.1% / 0.0%
Stevenson,  Arthur    None           1000           1000             0.1% / 0.0%
St. Rival, Wilcox     None           1000           1000             0.1% / 0.0%
Varoso,  Gregory      None           1000           1000             0.1% / 0.0%

TOTAL NUMBER OF SHARES BEING REGISTERED          274,000

Plan Of Distribution
--------------------

          The shareholders selling shares in this offering or their transferees may sell the securities offered by this prospectus from time to time. To our best knowledge, no underwriting arrangements have been entered into by these shareholders. The distribution of the securities by these shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions or privately negotiated transactions or through sales to one or more dealers.

          These shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions. Such securities may be resold pursuant to the terms of such pledges, accounts or loan transactions.

          Upon default the shareholders selling shares under this prospectus, the pledgee in such loan transactions would have the same rights of sale as the shareholders selling shares under this prospectus. These shareholders also may enter into exchange traded listed option transactions which require the delivery of the securities listed hereunder. The shareholders selling shares under this prospectus may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without payment of consideration. Upon any such transfer the transferee would have the same rights of sale as such shareholders under this prospectus.

          Finally, the shareholders selling shares under this prospectus and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. The commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

          There can be no assurances that the shareholders selling shares under this prospectus will sell any or all of the securities. In order to comply with certain state securities laws the securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities with respect to such securities for a period of one or five business days prior to the commencement of such distribution.

                                       11

          In addition to, and without limiting the foregoing, each of the shareholders selling shares under this prospectus and any other person participating in a distribution will be subject to the applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations there under, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the securities by the shareholders selling shares under this prospectus or any such other person.

           All of the foregoing may affect the marketability of the securities.
Pursuant to the various agreements we have with the shareholders selling shares under this prospectus, we will pay all the fees and expenses incident to the registration of the securities, other than these shareholders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the shareholders selling shares under this prospectus.

Legal Proceedings
-----------------

          We are not a party to any pending legal proceeding. We are not aware of any contemplated legal proceeding by a governmental authority in which we may be involved.

Directors, Executive Officers, Promoters, And Control Persons
-------------------------------------------------------------

Directors and Officers.

          Our bylaws provide that we shall have a minimum of one (1) director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:

Name                      Age                       Position  Held
Saundra Sharpe             52                   President, Secretary, Treasurer
                                                & Director

Charles Scheuerman         71                   Director

          The directors named above will serve until the next annual meeting of our shareholders to be held within 6 months of the close of our fiscal year or until a successor shall have been elected and accepted the position. Directors are elected for one-year terms.

Saundra Sharpe.
          From January of 1998 to present, Ms. Sharpe has worked as an
Independent Associate for Prepaid Legal Services. From June 1997 to present, Ms.
Sharpe has been President of Sharpe Connection. Sharpe Connection is primarily in the business of used car sales. From January of 1995 to February of 1999, Ms.
Sharpe worked as a manager of Santa Fe Motorcars, whose principal operations involved used cars sales. As a manager of Sante Fe Motorcars, Ms. Sharpe ran day-to-day operations and supervised 7 employees. Ms. Sharpe attended Jackson
Community College in Michigan and Jackson Business School in Ohio.

Charles Scheuerman.

          Since the early 1980s, Mr. Scheuerman has served as the Chief
Operating Officer of Network Promotion Seminar, Inc., a television-advertising agency. During 1999, Mr. Scheuerman served as the Chairman of the Board for
Heaven's Door Corporation, until that corporation was acquired. Mr.Scheuerman graduated from Auburn University in 1952 with a Bachelor of Science Degree. He provides valuable knowledge and experience to HeavenExpress.com, since he was

                                       12

previously the owner of seven cemeteries, including one of the largest cemetery facilities in Central Alabama.

Significant Employees.

          Other than the aforementioned, none of our employees are expected to make a significant contribution.

Family Relationships.

          There are no family relationships among our officers, directors, or persons nominated for such positions.

Legal Proceedings.

          None of our officers, directors, or persons nominated for such positions, promoter or significant employee have been involved in legal proceedings that would be material to an evaluation of our management.

Security Ownership Of Certain Beneficial Owners And Management
--------------------------------------------------------------

          The following tables set forth the ownership, as of April 26, 2001 of our common stock: (a) by each person known by us to be the beneficial owner of more than 5% of our common stock; and (b) by each of our directors, by all executive officers and our directors as a group. All persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

          According to our stock records, there were 2,029,000 shares of our common stock,$0.001 par value outstanding, as of April 26, 2001.

Security  Ownership  of  Beneficial Owners:

Title of Class            Name & Address                  Amount        Nature       Percent

Common                    Saundra  Sharpe
                          6901 NW 32nd Ave
                          Ft Lauderdale, Fl 33309         950,000       Direct           47%

Common                    Charles Scheuerman
                          800 W. Oakland Park Blvd.
                          #211
                          Ft Lauderdale, Fl 33311       1,000,000       Direct           49%

                                       13

Security Ownership of Management:

Title of Class            Name & Address                  Amount        Nature       Percent

Common                    Saundra Sharpe
                          6901 NW 32nd Avenue
                          Fort Lauderdale, Florida 33309  950,000       Direct           47%

Common                    Charles  Scheuerman           1,000,000       Direct           49%

Common                    Officers & Directors
                          as a Group (2)                1,950,000       Direct           96%

Change of Control.

          We are not aware of any arrangements, which would result in a change of our control.

Description Of Securities
-------------------------

          The following description is a summary and is qualified in its entirety by The provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Qualification.
--------------

          The following statements constitute brief summaries of the material provisions of our articles of incorporation and bylaws, as amended. Such summaries do not purport to be complete; therefore, you should refer to the full text of the articles of incorporation and bylaws provided in the exhibits.

Common Stock.

          Our articles of incorporation authorize us to issue up to 50,000,000 common shares, $0.001 par value per common share. As of February 16, 2001, we had 2,029,000 shares of common stock outstanding held by 34 shareholders. All outstanding common shares are validly issued, fully paid and non-assessable.

Preferred Stock.

          We are authorized to issue 10,000,000 shares of preferred stock with a par value of $.001 per share in series to be determined by the Board of
Directors. As of February 16, 2001, there were no preferred shares issued and outstanding. The Board of Directors is authorized to establish the series, the number of shares to be included in each series and the preferences, rights of conversion, limitations and other relative rights of each series.

Liquidation Rights.

          Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

                                       14

Dividend Rights.

          There are no limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the
Florida Statutes. We have not paid dividends to date, and it is not anticipated that any dividends will be paid in the foreseeable future.

Voting  Rights.

          Each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of the majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Other Rights.

          Our common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in our control. We have not issued preferred or debt securities.

Shares Eligible For Future Sale.

          Of the 2,029,000 shares of our common stock outstanding, 274,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be subject to the resale limitations of
Rule 144 under the Securities Act of 1933.

          In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated, who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of:

(i)  1% of the then outstanding shares of our common stock, or

(ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale.

          Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

                                       15

          Further, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions.
Unlike under Rule 144, restricted securities sold under Rule 144A to non-
affiliates do not lose their status as restricted securities.

          As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Interest of Named Experts and Counsel

          Our Financial Statements for the period from our inception of December
8, 1999 to December 31, 2000 have been included in this prospectus in reliance upon the report appearing elsewhere in this prospectus of  Dohan and Company,
CPAs, P.A., independent Certified Public Accountants, and upon the authority of said independent Certified Public Accountants as experts in accounting and auditing.

Disclosure Of Commission Position On Indemnification  For Securities
Act Liabilities

          Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of
1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.

Organization Within the Last Five Years
---------------------------------------

          On December 24, 1999, we issued 950,000 shares to Saundra Sharpe, our president and director for services rendered to us in the formation and development of our business. On May 17, 2000, we issued 1,000,000 shares of our common stock to Charles Scheuerman for his services to be rendered to our Board of Directors. Other than the issuance of shares to our President and Director,
Saundra Sharpe, and our Director, Charles Scheuerman, we have not entered into any transactions with our officers, directors, persons nominated for such positions, or beneficial owners of 5% or more of our common stock. Saundra
Sharpe gifted 1000 shares to her son, Derek Sharpe.

          We are not a subsidiary of any other company. Since the original issuance of our common shares, we have not and do not intend to enter into any transactions with our promoter. Our management is involved in other business

                                       16

activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our management may face a conflict in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts.

Description Of Business
-----------------------

Business Development.

          We were incorporated in the State of Florida on December 8,1999. We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

          We have conducted no market studies to determine our marketing strategies. We have not developed a marketing plan, but anticipate that we will seek market penetration through competitive pricing, product/service diversity and convenience. Our marketing plans also include both e-mail and print advertising in newspapers.

Business Of Issuer.
-------------------

Products and  Services.

          We are a development stage company with no operations to date. Our website will be located at www.heaven-express.com. We do not have an Internet
Service Provider, or a web site developer.

          Our activities to date have been to compile the potential content of our website. We plan to design a website that features:
o        Cemetery information;
o        Plot maps;
o        Surveys of memorial properties;
o        Directory of funeral home services;
o        Locations of burial plots according to geographic location; and
o        Sale of related memorial products and merchandise, including:
         o        Burial vaults;
         o        Garments;
         o        Cemetery interment rights;
         o        Caskets;
         o        Monuments;
         o        Urns;
         o        Flowers;
         o        Sympathy gifts;
         o        Cards; and
         o        Stone and bronze memorials.

          We plan initially to feature our products and services in the State of
Florida. We also plan to feature on-line memorials, obituaries, holiday memorials, military memorials and public feature memorials.

          We plan to generate revenues by advertisement fees for the companies whose products or services are featured on our site, subscription fees for funeral homes, online obituaries and memorials.

                                       17

          Our business sales will be conducted on a non-denominational basis. We currently have no agreements with suppliers, cemeteries or other third parties to provide these services. There can be no assurance that we will be able to obtain any such agreements on favorable terms.

Distribution.
-------------

          We plan to distribute products and services solely through our website, if developed. Product delivery and final service arrangements will be handled through third party retailers.

Status Of Any New Publicly Announced Product Or Service.
--------------------------------------------------------

          We currently have no publicly announced products or services.

Competition.
------------

          Our operations will generally encounter competition in markets in which we plan to operate. Some of the factors affecting competitiveness in this industry are:
o        Location;
o        Reputation;
o        Heritage;
o        Competitive pricing;
o        Professional service; and
o        Attractiveness of facilities.

          Many companies have increasingly used the sale of pre-need funeral products and services and cemetery property as a marketing tool. Additionally, a significant majority of death care operators consists of small, family-owned businesses that control one or more funeral homes or cemeteries in a single community. Heritage and tradition afford an established funeral home or cemetery or a local franchise the opportunity for repeat business. In addition, an established firm's backlog of pre-need, pre-funded funerals or pre-sold cemetery and mausoleum spaces also makes it difficult for new entrants to gain entry into the marketplace. As such, we will be at a competitive disadvantage.

          We face intense competition from a number of competitive forces, as follows:
o  Sale of pre-need funeral products and services and cemetery property by established companies;
o  Small, family-owned businesses that control one or more funeral homes or cemeteries in a single community; and
o  Established funeral home businesses

          These businesses have competitive advantages over our business because they have:
o  Established distribution networks;
o  Agreements with third parties;
o  Operating histories;
o  Broad customer base; and
o  Advertising plan and network

          In contrast, we have not developed out business regarding any of these factors. If we fail to develop these business aspects, our operations will be negatively impacted.

                                       18

          We expect that we will be at a competitive disadvantage in the sale of our products and services because:
o        The sale of our products and services will be made through our website
         - a business model that may not be accepted by the public;
o        The public may not accept the impersonal nature of the business and the inability of the public to examine our products in comparison to the personal service offered by our competitors at physical retail locations; and
o        We have no operational history and lack brand name recognition.

          The electronic commerce market is relatively new, rapidly evolving and intensely competitive. We will compete with a variety of other companies. These competitors include a number of companies that offer memorial products and services on the Internet and also through physical retail locations. For example, the following websites have already established customer relationships, which will pose difficulties in our becoming competitive:
o        www.preneeds.com  - Provides a listing  service to funeral  homes for a flat yearly rate under $100 and includes a  description  of the funeral homes, phone numbers and links to the funeral home websites;
o        www.funeraltribute.com - Offers, an online obituary and  links to other websites  to  set  up funeral flower arrangements, and  funeral airline arrangements  and other arrangements pertaining to funeral matters.
o        www.casketplus.com - Website that sells caskets  online; and
o        www.vintagecoffins.com - Website that sells custom-made caskets.

          We will compete with such retail locations for sources of supply and customer bases. We must compete with other companies that have substantially more resources and revenues. In addition, large chain funeral homes are an increasing industry force and often have financing abilities. We do not plan to provide financing to the public. There can be no assurance that we will be able to effectively compete with companies that offer such additional services. Our inability to compete effectively will have a materially adverse effect on our business operations and financial condition.

          Competitors have established or may establish cooperative
relationships among themselves or directly with retailers to obtain exclusive or semi-exclusive sources of products. Accordingly, it is possible that new competitors or alliances among competitors and retailers may emerge and rapidly acquire market share. In addition, manufacturers might elect to liquidate their products directly.

          Our ability to face intense competition in the area of memorial products and services will depend upon the following factors:
o         Our ability to form strategic alliances with retailers and owners of other websites;
o         Our ability to generate traffic on our website by increasing awareness of our  site;
o         Our need to attract and retain customers at a reasonable cost;
o         Whether we are able to institute a reliable and  efficient system that processes customer transactions in which we may have to rely upon third parties; and
o         Our ability to compete against traditionally used physical retail locations that sell memorial products and services.

          Our challenges include, but are not limited to, our:
o         Need to increase website awareness if our site is developed;
o         Need to attract and retain customers at a reasonable cost;

                                       19

o         Dependence on website and transaction processing performance and reliability;
o         Need to compete effectively with well-established competitors in traditional venues;
o         Need to establish us as an important participant in the market for memorial services and products; and
o         Need to establish and develop relationships in the memorial industry, particularly in the areas of memorial financial services and  memorial products and services.

          There is no assurance that the Internet will be an accepted medium for our business. Demand and market acceptance for services and products over the
Internet is subject to a high level of uncertainty. Moreover, since the market for our products and services over the Internet is new and evolving, it is difficult to predict the size of this  market or its future growth rate. Our success will depend upon the adoption of the Internet as a medium for commerce by a broad  base of consumers and retailers. There can be no assurance of widespread acceptance of Internet commerce in general, or more specifically, of our products and services described herein. We must rely on consumers and retailers who have historically used traditional means of commerce to purchase and sell products. For us to be successful, these consumers and retailers must accept and utilize novel ways of conducting business and exchanging information.

          Moreover, critical issues concerning the commercial use of the
Internet, such as ease of access, security, reliability, cost and quality of service, remain unresolved and may affect the growth of Internet use or the attractiveness of conducting commerce online. There can be no assurance that there will be broad acceptance of the Internet as an effective medium for commerce by consumers and retailers or that the market for our products and services will develop successfully or achieve widespread acceptance. If the market for Internet-based memorial arrangements and products fails to develop, develops more slowly than expected or becomes saturated with competitors, or if our products and services do not achieve market acceptance, our business, results of operations and financial condition will be materially adversely affected.

Sources And Availability Of Raw Materials.
------------------------------------------

          We plan to contract with a variety of third parties for their products. We have not reached any agreements with third parties for products as of the date of this registration  statement. We do not anticipate a shortage or lack of availability of raw materials.

          We have no contracts or arrangements with product retailers that guarantee the availability of products. There can be no assurance that we will be able to establish relationships with retailers that ensure product availability for sale on our to be developed web site. We will also rely on retailer's shipping procedures, which may be subject to delays. Should the delivery service utilized by a retailer be unable to deliver their products for a sustained time period as a result of a strike, weather or other reasons, and the retailer was unable to arrange for alternative delivery, our business, operations and financial condition would be adversely affected. If we are unable to develop and maintain satisfactory relationships with retailers on acceptable commercial terms and/or if we are unable to obtain sufficient quantities of products and/or if the quality of products and services provided by such retailers falls below a satisfactory standard and a substitute retailer of equal or better value at competitive pricing cannot be found, or if the level of

                                       20

returns exceeds expectations, our business, operations and financial condition will be materially adversely affected.

Dependence On Customers.
------------------------

          Since we do not have operations, we are not dependent on a single or small number of customers. We do not anticipate in the future being  dependent on a single or small number of customers, given the target market for our products.

Intellectual Property.
----------------------

          We have no patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts.

Government Regulation And Approvals.
------------------------------------

          We currently are unaware of any required government approvals of our principal products or services. However, due to the increasing popularity and use of the Internet, a number of laws and regulations may be adopted regarding the Internet, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for our Internet products and services and increase our cost of doing business or otherwise have an adverse effect on our business, operations and financial condition. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues, such as sales tax, libel and personal privacy is uncertain and may take years to resolve. In addition, as our products and services are available over the Internet in multiple states, and as we plan to sell to numerous consumers residing in such states, such jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each such state and foreign country. We are qualified to do business only in Florida, and our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties for the failure to qualify. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a materially adverse effect on our business, results of operations and financial condition.

Research And Development.
-------------------------

          We have not spent any funds on research and development of our website. We have not purchased a domain name, located a website developer or found an Internet Service Provider to host our site once developed, if at all.

Cost Of Compliance With Environmental Laws.
-------------------------------------------

          We do not estimate incurring any costs for compliance with
Environmental laws.

Employees.
----------

          We currently have no full-time employees. Saundra Sharpe, our

                                       21

president, and Charles Scheuerman, a director, are our only employees. From our inception to the end of October, 2000, Ms. Sharpe and Mr. Scheuerman spent approximately between 5 and 10 hours per week on their duties as executive officers. Ms. Sharpe plans to now spend approximately 15 to 20 hours per week to implement our plan of operation. Mr. Scheuerman will continue to spend approximately between 5 and 10 hours per week. We have no collective bargaining agreements or employment agreements in existence. Saundra Sharpe and Charles
Scheuerman  participate in the running of HeavenExpress.com  on a part-time basis, as needed, without cash compensation. Over the next twelve months, we do not plan to add any additional employees.

Plan Of Operations
------------------

          We currently have no operations, revenues or customers. In the next twelve months, we plan to develop our website and form strategic alliances and relationships with key retailers and suppliers for our products and services. We now have only $40 of cash assets however, we will need approximately $12,500 to accomplish these goals. Accordingly, we will be unable to fund our expenses through our existing assets or cash. Although we plan to fund these expenses through non-interest bearing loans from our president, there are no assurances that our president will have sufficient funds to make these loans. In addition, there are no agreements or other arrangements that our president make these loans. We have no compensation agreements to our president in connection with any loans she may provide to us. If our president is unable or unwilling to make loans to us necessary to implement our plan of operations, we will need additional financing through traditional bank financing or a debt or equity offering; however, because we are a development stage company with no operating history and a poor financial condition, we may be unsuccessful in obtaining such financing or the amount of the financing may be minimal and therefore inadequate to implement our plan of operations. We have no alternative plan of operations.
In the event that we do not receive financing or our financing is inadequate or if we do not adequately implement an alternative plan of operations that enables us to conduct operations without having received adequate financing, we may have to liquidate our business and undertake any or all of the following actions:
        o  Sell or dispose of our assets, if any;
        o  Pay our liabilities in order of priority, if we have available cash to pay such liabilities;
        o  If any cash remains after we satisfy amounts due to our creditors, distribute any remaining cash to our shareholders in an amount equal to the net market value of our net assets;
        o  File a Certificate of Dissolution with the State of Florida to dissolve our corporation and close our business;
        o  Make the appropriate filings with the Securities and Exchange
           Commission so that we will not longer be required to file periodic and other required reports with the Securities and Exchange
           Commission, if, in fact, we are a reporting company at that time; and
        o  Make the appropriate filings with the National Association of
           Security Dealers to affect a delisting of our common stock, if, in fact, our common stock is trading on the Over-the-Counter Bulletin
           Board at that time.

Based upon our current assets, however, we will not have the ability to distribute any cash to our shareholders.

         If we have any liabilities that we are unable to satisfy and we qualify for protection under the U.S. Bankruptcy Code, we may voluntarily file for reorganization under Chapter 11 or liquidation under Chapter 7.  Our creditors may also file a Chapter 7 or Chapter 11 bankruptcy action against us.  If our creditors or we file for Chapter 7 or Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under
Chapter 7 or Chapter 11 and we have creditors, such creditors may institute proceedings against us seeking forfeiture of our assets, if any.

         We don't know and cannot determine which, if any, of these actions we will be forced to take.

         If any of these foregoing events occur, you could lose your entire investment in our shares.

         Our plan of operations to date has consisted of:
         ------------------------------------------------

         Determining that the content of our website will consist of:
o        Cemetery information;
o        Plot maps;
o        Surveys of memorial properties;
o        Directory of funeral home services;
o        Locations of burial plots according to geographic location; and
o        Sale of related memorial products and merchandise, including:
         o        Burial vaults;
         o        Garments;
         o        Cemetery interment rights;
         o        Caskets;
         o        Monuments;
         o        Urns;
         o        Flowers;
         o        Sympathy gifts;
         o        Cards;
         o        Stone and bronze memorials; and
              Sale of books pertaining to memorial subjects.

         Our plan of operation over the next twelve months will consist of:
         ------------------------------------------------------------------

                                       22

         Establish our website:
         ----------------------
          We expect that by July 2001 we will design and provide the content of our website and establish an agreement with a server. The expected cost of the design, website content and server agreement is approximately $5,000.

         Establish relationships with vendors of our products:
         -----------------------------------------------------

           We expect that we will begin contacting memorial-based businesses to establish agreements for the sale of products over our website immediately after we establish our website. We expect that we will be successful in securing contracts or making arrangements for the sale of products over our website within three months after we begin contacting the memorial based business establish our website. We do not expect any cost in connection with establishing these contracts or arrangements because our president will be devoting her services for these purposes. No arrangements have been or will be made for compensating our president for these services.

         Establish potential revenue sources:
         ------------------------------------

          Our president plans to actively seek the following potential sources of revenues  from various establishments immediately after our website is established. She plans to contact funeral homes and online obituaries to establish relationships  that will generate potential sources of revenue, as follows:
o    Referral fees by referring business to these entities from business leads obtained  from contact with our website;
o    Advertising fees from advertising these establishments on their website;
o    Establishing relationships with vendors of memorial products that will sell their products through our website;
o    Developing an apparatus by which we will receive subscription fees from business entities;
o    Developing an apparatus by which we will receive transaction fees from
     e-commerce applications;
o    Developing a plan to obtain advertising of other memorial based businesses on our website that will generate advertising fees;
o    Establishing links with other third party vendors of memorial based products, wherein the third party vendors will provide us with a commission from third party e-commerce transactions; and
o    Include testimonials from our customers on our website to demonstrate the quality of our service.

          We expect that we will accomplish these goals within three months after establishing our website and receive our first revenues six months after the establishment of our website. We expect costs of $2,500 pertaining to the establishment of revenues sources.

          In addition, we plan to design a package of services to prospective customers that will offer the following services at a discounted rate comparable to other on-line services:
o    Links to the customer's website via our website;
o    Advertising pages on our website to sell products via our website;  and
o    E-mail accounts or e-mail forwarding accounts.

          We expect that we will have this package of services available approximately six months after we establish our website. We expect a cost of
$3,000 pertaining to this package of services.

                                       23

          We plan to provide content on our website that will attempt to demonstrate the price advantage of ordering online memorial products via our website compared to prices offered at retail establishments such as physically situated funeral homes.

          In order to provide additional substance to our website and attract additional visitors to our website, we plan to eventually provide other content that will be of an educational and informative nature regarding, as follows:
o        Generally, the quality of various memorial and funeral products and services such as the different types of caskets, including wood, metal,
o        bronze and copper;
o        Relevant laws and consumer rights that relate to the funeral and memorial industry;
o        Funeral etiquette regarding attendance at funerals, appropriate charitable contributions in memory of the deceased, content of sympathy cards expressing personal thoughts, customs specific to the death of an individual of a specific religious persuasion; and
o        The legal ramifications, advantages and disadvantages of pre-paid funeral arrangements.

          We expect that we will have this additional content available on our website approximately nine months after we establish our website. We expect a cost of $1,500 pertaining to establishing this additional content.

          Although we are now a non-denominational website, we may explore opportunities of establishing other websites that are denominational in nature or integrating denominational components to our initial website. A denominational based website or denominational website component would cater to specific religiously based memorial needs. For example, a Jewish-based memorial website might include the sale of various non-denominational products featured on our memorial website as well as the following denominational products:

o        Books regarding Jewish traditions and customs in the event of the death of a Jewish family member;
o        Yahrzeite memorial candles; and
o        Headstones that are traditional to a Jewish cemetery

Description of property
-----------------------

          We currently operate out of 200 square feet of space located at 6901
NW 32nd Avenue, Fort Lauderdale, Florida 33309, which is the personal residence of Ms. Saundra Sharpe, our president. Our telephone number is (954) 971-0179.
Our president also conducts another business, Pre-paid Legal Services, from the same office.

          We do not own any property or intend to have any property in the future. We do not intend to renovate, improve or develop properties. We are not subject to any competitive conditions for property and currently have no property to insure. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

Certain relationships and related transactions
----------------------------------------------

                                       24

          On December 24, 1999, we issued 950,000 shares of our common stock valued at $0.00105 per share for an aggregate of $1,000 to Saundra Sharpe, our president and director for services rendered to us in the formation and development of our business. On May 17, 2000, we issued 1,000,000 shares of our common stock valued at $0.05 per share for an aggregate of $50,000 to Charles
Scheuerman for his services to be rendered to our Board of Directors. Other than the issuance of shares to our President and Director, Saundra Sharpe, and our
Director, Charles Scheuerman, we have not entered into any transactions with our officers, directors, persons nominated for such positions, or beneficial owners of 5% or more of our common stock. Saundra Sharpe gifted 1000 shares to her son,
Derek Sharpe. We are not a subsidiary of any other company. Since the original issuance of our common shares, we have not and do not intend to enter into any transactions with our promoter.

          Our management is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our management may face a conflict in selecting between us and their other business interests. We have not formulated a policy for the resolution of such conflicts.

Market for common equity and related stockholder matters.
---------------------------------------------------------

          There Is no established public trading market for our securities.
Management has not discussed market making with any market maker or broker dealer. No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed ill be sustained. A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do so when eligible for public resales.
Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities. None of our common stock is subject to outstanding options or warrants to purchase our shares. We have no preferred stock outstanding. There is no common equity of our Company being offered pursuant to an employee benefit plan.

          There are 2,029,000 shares of our common stock outstanding, all of which are restricted securities. Of these outstanding shares, there are
1,950,000 shares held by affiliates. The remaining 79,000 shares of common stock are held by non-affiliates. The restricted securities as defined under Rule 144 of the Securities Act of 1933 may only be sold under Rule 144 or otherwise under an effective registration statement or an exemption from registration, if available. Rule 144 generally provides that an affiliate, including directors, officers and control shareholders, who has satisfied a one-year holding period for the restricted securities may sell, within any three-month period subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales under Rule 144 must also be made without violating the manner-of-sale provisions, notice requirements, and the availability of public information about us. A sale of shares by such security holders, whether under
Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

Penny Stock Considerations.

                                       25

          Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and
Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.
These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

          No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

          As of the date of this registration, we had 34 holders of record of our common stock. We currently have one class of common stock outstanding and no preferred shares outstanding.

Dividends.

          We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.
We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Executive Compensation
----------------------

          The following summary compensation table reflects all compensation awarded to, earned by or paid to our officers by any person for all services rendered  to us:

----------------------------- ------------------------------------------- --------------------------------------------------
   Summary   Compensation          Annual Compensation                    Long Term Compensation
----------------------------       -------------------                    ----------------------
     Chart
     -----
----------------------------- ------------------------------------------- --------------------------------------------------
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
     Name &         Year     Salary          Bonus             Other     Restricted     Options       LTIP       All
     -------         ----     ------          -----             -----     -----------    --------      ----       ---
     Position                      ($)             ($)          ($)       Stock               ($)           ($)   Other
     --------                      ---             ---          ---       -----               ---           ---   -----
                                                                          Awards
                                                                          ------

                                       26

-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
                                                                          950,000
                                                                          -----------
Saundra Sharpe       1999     $0                    None      None        shares of           None     None       None
--------------       ----     --                    ----    ------        ---------           ----     ----       ----
President/                                                                common
----------                                                                ------
Director/                                                                 stock
---------                                                                 -----

                     2000     $0                   None       None                            None     None       None
                     ----     --                   ----     ------                            ----     ----       ----
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------
                                                                          1,000,000(2)
                                                                          ------------
Charles Scheuerman,  1999     $0                   None         None      shares of           None     None       None
-------------------  ----     --                   ----         ----      -----------         ----     ----       ----
Director                                                                  common
--------                                                                  ------
                                                                          stock
                                                                          -----

                     2000     $0                   None         None                          None     None       None
                     ----     --                   ----         ----                          ----     ----       ----
-------------------- -------- --------------- ------------ -------------- -------------- ------------- ---------- ----------

      On December 24, 1999, we issued 950,000 shares of our common stock valued at  $0.00105 per share for an aggregate value of $1,000 to our president,
Saundra  Sharpe. As of our last fiscal year, Ms. Sharpe continues to own 950,000 shares of our common stock with a present value of $1,000.  On May 17, 2000, we issued 1,000,000 shares of our common stock valued at $.05 per share for an aggregate of $50,000 to our other director, Charles Scheuerman. As of our last fiscal year, Mr. Scheuerman continues to own 1,000,000 shares of our common stock with a present value of $50,000.

Financial Statements
--------------------

          Statements included in this report that do not relate to present or historical conditions are "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Although the safe harbor provisions of this Act do not apply to this offering, it is important that investors note that some statements contained herein involve risks associated with forward-looking statements.

          Additional oral or written forward-looking statements may be made by
HeavenExpress.com or their agents or representatives from time to time and such statements may be included in documents other than this report that are filed with the Commission. Such forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward-looking statements.

                                       27

                             HeavenExpress.Com, Inc.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                                 C O N T E N T S

                                                                              Page

INDEPENDENT AUDITOR'S REPORT                                                    F-2

FINANCIAL STATEMENTS

   Balance Sheets                                                               F-3

   Statements of Loss and Accumulated Deficit During the Development Stage      F-4

   Statements of Cash Flows                                                     F-5

   Statements of Deficiency in Assets                                           F-6

NOTES TO FINANCIAL STATEMENTS                                                   F-7 - F-9

                                      F-1

                          Independent Auditor's Report

Stockholders and Board of Directors
HeavenExpress.Com, Inc. (A Development Stage Company)
Fort Lauderdale, Florida

We have audited the accompanying balance sheets of HeavenExpress.Com, Inc. (A
Development Stage Company), as of December 31, 2000 and 1999, and the related statements of loss and accumulated deficit during the development stage, cash flows, and deficiency in assets for the year ended December 31, 2000 and the period from inception (December 8, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HeavenExpress.Com, Inc. (A
Development Stage Company) at December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and the period from inception (December 8, 1999) to December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has suffered recurring losses, has a working capital deficiency and has a deficiency in assets that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       /s/ Dohan and Company, CPA's

April 18, 2001
Miami, Florida

                                      F-2

                            HEAVEN EXPRESS.COM, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

December 31,                                                                                  2000                   1999
--------------------------------------------------------------------------------------------------------------------------

 ASSETS
      Cash                                                                                    $ 40                $ 1,350
      Deferred tax asset less valuation allowance
        of $11,015 and $2,640                                                                   -                      -
--------------------------------------------------------------------------------------------------------------------------

 TOTAL ASSETS                                                                                 $ 40                $ 1,350
--------------------------------------------------------------------------------------------------------------------------

 LIABILITIES AND DEFICIENCY IN ASSETS

 LIABILITIES
      Accounts payable                                                                       $ 475                    $ -
      Note payable - officer                                                                14,582                 12,500
      Accrued expenses and other liabilities                                                 3,125                  1,200
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
          TOTAL LIABILITIES                                                                 18,182                 13,700
--------------------------------------------------------------------------------------------------------------------------

 COMMITMENTS AND CONTINGENCIES (NOTES 4 and 5)

 DEFICIENCY IN ASSETS
      Preferred stock, $.001 par value, 10,000,000 shares authorized;
          none outstanding                                                                       -                      -
      Common stock, $.001 par value, 50,000,000 shares authorized,
          2,029,000 and 1,029,000 shares issued and outstanding                              2,029                  1,029
      Additional paid-in capital                                                            52,921                  3,921
      Deficit accumulated during the development stage                                     (73,092)               (17,300)
--------------------------------------------------------------------------------------------------------------------------
          TOTAL DEFICIENCY IN ASSETS                                                       (18,142)               (12,350)
--------------------------------------------------------------------------------------------------------------------------

 TOTAL LIABILITIES AND DEFICIENCY IN ASSETS                                                   $ 40                $ 1,350
--------------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

                                      F-3

                            HEAVEN EXPRESS.COM, INC.
                          (A Development Stage Company)

     STATEMENTS OF LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE

                                                                                                  For the period
                                                                                   For the        from inception
                                                                                  year ended      (December 8, 1999)    Cumulative
                                                                               December 31, 2000  to December 31,    since inception
----------------------------------------------------------------------------------------------------------------------------------

 EXPENSES
     Professional fees                                                                 $ 53,843         $ 17,300         $ 71,143
     Interest expense                                                                     1,625                -          $ 1,625
     General and administrative expenses                                                    324                -              324
----------------------------------------------------------------------------------------------------------------------------------

 NET  LOSS BEFORE INCOME TAXES                                                         (55,792)         (17,300)         (73,092)

 INCOME TAXES                                                                                 -                -                -
----------------------------------------------------------------------------------------------------------------------------------

 NET LOSS AND ACCUMULATED DEFICIT DURING THE DEVELOPMENT STAGE                       $ (55,792)       $ (17,300)       $ (73,092)
----------------------------------------------------------------------------------------------------------------------------------

 WEIGHTED AVERAGE NUMBER OF COMMON SHARES  OUTSTANDING                                1,654,683        1,014,375        1,646,118
 (BASIC AND DILUTED)
----------------------------------------------------------------------------------------------------------------------------------

  NET LOSS PER SHARE (BASIC AND DILUTED)                                               $ (0.034)        $ (0.017)        $ (0.044)
----------------------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

                                      F-4

                            HEAVEN EXPRESS.COM, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                              For the period
                                                                              For the         from inception
                                                                             year ended     (December 8, 1999)       Cumulative
                                                                         December 31, 2000  to December 31, 1999   since inception
---------------------------------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                    $ (55,792)         $ (17,300)          $ (73,092)
    Adjustments to reconcile net loss to net
         cash used by operating activities:
    Common stock exchanged for services                                            50,000              3,600              53,600
    Increase in accounts payable                                                      475                  -                 475
    Increase in accrued liabilities                                                 1,925              1,200               3,125
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
        NET CASH USED BY DEVELOPMENT STAGE OPERATING ACTIVITIES                    (3,392)           (12,500)            (15,892)
---------------------------------------------------------------------------------------------------------------------------------

 CASH FLOWS FROM FINANCING ACTIVITIES
    Sale of common stock                                                                -              1,350               1,350
    Proceeds from note payable to officer                                           2,082             12,500              14,582
---------------------------------------------------------------------------------------------------------------------------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                                   2,082             13,850              15,932
---------------------------------------------------------------------------------------------------------------------------------

 NET INCREASE IN CASH AND EQUIVALENTS FOR THE PERIOD
    AND CUMULATIVE DURING THE DEVELOPMENT STAGE                                    (1,310)             1,350                  40

CASH AND EQUIVALENTS - BEGINNING OF PERIOD                                         1,350                  -                   -
---------------------------------------------------------------------------------------------------------------------------------

 CASH AND EQUIVALENTS - END OF PERIOD                                                $ 40            $ 1,350                $ 40
---------------------------------------------------------------------------------------------------------------------------------

 SUPPLEMENTAL DISCLOSURES
      Interest paid                                                                   $ -                $ -                 $ -
      Income taxes paid                                                               $ -                $ -                 $ -
---------------------------------------------------------------------------------------------------------------------------------
NON-CASH FINANCING ACTIVITIES:
      Common Stock issued for services                                            $50,000             $3,600             $53,600

                             See accompanying notes.

                                      F-5

                            HEAVEN EXPRESS.COM, INC.
                          (A Development Stage Company)

                       STATEMENTS OF DEFICIENCY IN ASSETS

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                      Accumulated
                                                                                                        Deficit
                                                                                        Additional    During the       Total
                                                                  Common Stock            Paid-in     Development   Deficiency in
                                                          -----------------------------
Description                                                  Shares         Amount        Capital        Stage         Assets
---------------------------------------------------------------------------------------------------------------------------------

Common stock issued for cash                                     27,000           $ 27       $ 1,323           $ -         1,350

Common stock exchanged for services                           1,002,000          1,002         2,598             -         3,600

Net loss for the period ended December 31, 1999                       -              -             -       (17,300)      (17,300)
---------------------------------------------------------------------------------------------------------------------------------
 Balance, December 31, 1999                                   1,029,000       1,029            3,921       (17,300)      (12,350)

Common stock exchanged for services                           1,000,000          1,000        49,000             -        50,000

 Net loss for the year ended                                          -              -             -       (55,792)      (55,792)
---------------------------------------------------------------------------------------------------------------------------------

 Balance, December 31, 2000                                   2,029,000        $ 2,029      $ 52,921     $ (73,092)    $ (18,142)
---------------------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

                                       F-6

NOTE 1.     BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Business Activity

            HeavenExpress.Com, Inc. (A Development Stage Company) (the Company)
            is a Florida corporation formed in December 1999, primarily to provide memorial products and services through the Internet.

            Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the dated financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

            Income Taxes

            The Company follows Statement of Financial Accounting Standards No.
            109 (FAS 109),  "Accounting for Income Taxes". FAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

            Advertising

            Advertising costs will be expensed as incurred.

            Net Loss Per Common Share (Basic and Diluted)

            The Company follows the provisions of FASB Statement No. 128 (SFAS
            No. 128), "Earnings Per Share". SFAS No. 128 requires companies to present basic earnings per share (EPS) and diluted EPS, instead of primary and fully diluted EPS presentations that were formerly required by Accounting Principles Board Opinion No. 15, "Earnings
            Per Share".  Basic EPS is computed by dividing net income or loss by the weighted average number of common shares outstanding during each year.

            Cash and Cash Equivalents

            The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

            Fair Value of Financial Instruments

            The carrying amount of the Company's financial assets and
            liabilities at December 31, 2000 and 1999, approximate fair value due to the short maturity of the instruments.

            Development Stage Company

            The Company has been devoting its efforts to activities  such as raising capital, establishing sources of information, and developing markets for its planned operations.  The Company has not yet generated any revenues and, as such, it is considered a development stage company.

                                      F-7

NOTE 2.     RELATED PARTY TRANSACTIONS

             The Company issued 950,000 shares of common stock to the President of the Company in December 1999, for services rendered. These shares were issued at a total value of $1,000.  One hundred and nintey-five thousand (195,000) of these shares are intended to be registered with the Securities and Exchange Commission.

             The Company sold one thousand shares to a related party, through family relationship, in December 1999. These shares were issued at a value of $.05 per share.

             The note payable to officer at December 31, 2000 and 1999, was
             $14,582 and $12,500, respectively.  This note is unsecured, due on demand, and provides for annual interest at 12%.  Accrued interest on this note at December 31, 2000, was $1,625.

             In May 2000, the Company issued 1,000,000 shares of common stock to an individual for his services as a Director. These shares were valued at .05 per share for a total value of $50,000.

NOTE 3.      INCOME TAXES

             At December 31, 2000, the Company had a net operating loss carryforward of approximately $71,500. This loss may be carried forward to offset federal income taxes in future years through the year 2020. However, if subsequently there are ownership changes in the Company, as defined in Section 382 of the Internal Revenue
             Code, the Company's ability to utilize net operating losses available before the ownership change may be restricted to a percentage of the market value of the Company at the time of the ownership change. Therefore, substantial net operating loss carryforwards could, in all likelihood, be limited or eliminated in future years due to a change in ownership as defined in the Code.
             The utilization of the remaining carryforwards is dependent on the
             Company's ability to generate sufficient taxable income during the carryforward periods and no further significant changes in ownership.

             The Company computes deferred income taxes under the provisions of FASB Statement No. 109 (SFAS 109), which requires the use of an asset and liability method of accounting for income taxes. SFAS No.
             109 provides for the recognition and measurement of deferred income tax benefits based on the likelihood of their realization in future years. A valuation allowance must be established to reduce deferred income tax benefits if it is more likely than not that, a portion of the deferred income tax benefits will not be realized. It is
             Management's opinion that the entire deferred tax benefit of
             $11,015 resulting from the net operating loss carryforward may not be recognized in future years. Therefore, a valuation allowance equal to the deferred tax benefit of $11,015 has been established, resulting in no deferred tax benefits as of the balance sheet date.
             The increase in the valuation allowance from prior year was $8,375.

NOTE 4.      GOING CONCERN AND MANAGEMENT'S PLANS

             As shown in the accompanying financial statements,  the Company incurred net losses of $55,792 and $17,300 for the year ended
             December 31, 2000, and the period from inception (December 8, 1999)
             to December 31, 1999, respectively. As a result, the Company has a negative working capital and a deficiency in assets. The ability of the Company to continue as a going concern is dependent upon its ability to obtain financing and achieve profitable operations. The
             Company anticipates having an operational website by July 2001. The website will market the Company's products and offer the Company's services and information.  The Company expects to  meet its cash requirements through the financial support of its management until such time as it begins operations. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

                                      F-8

NOTE 5.      COMMITMENTS AND CONTIGENCIES

             Year 2000

             The year 2000 issue results from certain computer systems and software applications that use only two digits (rather than four)
             to define the applicable year.  As a result, such systems and applications may recognize a date of "00" as 1900 instead of the intended year 2000, which could result in data miscalculations and software failures.  The Company does not own any computer systems and does not have any key suppliers. The Year 2000 issue did not have a material impact on  the Company's financial position or results of operations.

             Office Space

             The Company shares its executive offices with another company.  The
             Company occupies a small portion of the total space of 560 square feet, free of charge.

NOTE 6.      DEFICIENCY IN ASSETS

             Sale of Shares

             In December 1999, the Company issued 27,000 shares of common stock at a value of $.05 per share, for total proceeds of $1,350.

             Common Stock Issued for Services

             In December 1999, the Company issued 52,000 shares of common stock to the Company's legal counsel for services rendered. These shares were valued at .05 per share for a total value of $2,600.

             Preferred Stock

             The Board of Directors is authorized to establish the rights and preferences of preferred stock. To date, the Board of Directors has not established those rights and preferences.

NOTE 7.      SUBSEQUENT EVENT

             The Company is in the process of registering the 274,000 shares of its outstanding common stock with the Securities and Exchange
             Commission, under Form SB-2.  This offering is comprised of securities offered by selling security holders only. Although the
             Company has agreed to pay all offering expenses,  it will not receive any additional proceeds from the sale of the securities offered.

                                      F-9

Changes In And Disagreements With Accountants On Accounting And Financial
--------------------------------------------------------------------------
Disclosure
----------

          The accounting firm of Dohan & Company, CPA's. PA , Certified Public
Accountants and Consultants audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

Dealer Prospectus Delivery Obligation
-------------------------------------

          Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers'
obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 24. Indemnification Of Directors And Officers
--------------------------------------------------

          Our articles of incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

Item 25. Other Expenses Of Issuance And Distribution
----------------------------------------------------

          The following table is an itemization of all expenses, subject to future contingencies, which we have incurred or we expect to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering selling security holders will pay no offering expenses.

            ITEM                                   EXPENSE

            SEC Registration Fee                   $ 0.
                                                   ----
            Legal Fees and Expenses            $ 12,500.00
            Accounting Fees and Expenses        $ 1,700.00
            Miscellaneous*                      $ 2,500.00
             =============================================
            Total*                            $  16,700.00
                                              ------------

* Estimated Figure

                                       37

Item 26. Recent Sales Of Unregistered  Securities

          On December 24, 1999, we issued 27,000 shares of our common stock to
27 persons in the State of Florida for $0.05 per share or an aggregate of
$1,350. On December 24, 1999, we issued 52,000 shares of our common stock to the
Law Offices of Brenda Lee Hamilton, P.A. for $0.05 per share or an aggregate of
$2,600 for legal services. We relied upon the exemption from registration provided in Rule 506 of Regulation D of the Securities Act of 1933,as amended.
On December 24, 1999, we issued 950,000 shares of our common stock to our founder, Saundra Sharpe, for $0.00105 per share or an aggregate of $1,000 for services rendered to us in connection with the formation and development of our business. We believed that Rule 506 of Regulation D was available because we only sold to accredited investors, no general solicitation or advertising was used to offer our securities, and all securities were issued with a restrictive legend. In addition, we filed a Form D with the Securities and Exchange
Commission.

          On May 17, 2000, we issued 1,000,000 shares of our common stock to
Charles Scheuerman for $0.05 per share or an aggregate of $50,000 for his services to be rendered to our Board of Directors. These shares have an estimated value of $50,000. We issued our common stock to Mr. Scheuerman as a bonus for his advise to our Board of Directors and as a bonus to promote his loyalty to our Board of Directors. We believed that the intrastate exemption regarding the stock issuance to Mr. Scheuerman was available because:
o     We are now and at the time of the stock issuance incorporated in the State of Florida;
o     We conduct our business in the State of Florida;
o     The sole offeree, Mr. Scheuerman, is a Florida resident;
o     Mr. Scheuerman is performing his duties as a member of our board of directors in the state of Florida; and
o     The common stock received by Mr. Scheuerman "comes to  rest" in the State of Florida as a restricted security issued with a  restrictive legend. As such, there are no short-term resales to Florida non-residents and the issuance is distinguishable  from the shares registered in this registration statement that will become tradable if  this  registration statement is approved.

          We believed that the issuance to Mr. Scheuerman was otherwise exempt under Sections 4(2) and Section 4(6)of the Securities Act of 1933 because:
o     Mr. Scheuerman's position as a director of our board of directors provides him with a clear opportunity for access and right to all relevant information regarding our business;
o     Mr. Scheuerman's  background in the cemetery business provides  him with a high level of sophistication to judge the merits of our business upon examination of our corporate records; and
o     No advertising of solicitation was used in connection with the stock issuance to Mr. Scheuerman.
o     The stock issued to Mr. Scheuerman was made with a restrictive legend, prohibiting resale during the restricted period.

Item 27.                    Exhibits
------------------------------------

Exhibit Number          Exhibit Description

                                       38

   3.1                   Articles of Incorporation **

   3.2                   Bylaws**

     4                   Share Certificate**

     5                   Legal Opinion**

    24                   Consents of Experts**

    23                   Consent of Dohan and Company

    27                   Financial Data Schedule**

**  Previously filed

Item 28. Undertakings
---------------------

         The undersigned Registrant hereby undertakes:

1.  To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; b.
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
c. Include any additional or changed material information on the plan of distribution.

2.  That, for determining liability  under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

4.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification  s against public policy as expressed in the Act and is, therefore, unenforceable.

5.  In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction  the question whether such indemnification  by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 Signatures
 ----------

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all

                                       39

the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Fort
Lauderdale, State of Florida on February 16, 2001.

         HeavenExpress.com, Inc.
         /s/Saundra Sharpe
         By: Saundra Sharpe, President
         Date: February 16, 2001

          In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

         /s/Saundra Sharpe
         Saundra Sharpe
         Title: President & Director
         Date: February 16, 2001

         Title: Principal Financial Officer
         Title: Principal Accounting Officer

         /s/Charles Scheuerman
         Charles Scheuerman
         Title:  Director
         Date: February 16,2001

                                       40